Exhibit 99 - Form 4 Joint Filer Information

Name: JAW Financial, L.P.
Address: c/o SSP Solutions, Inc., 17861 Cartwright Road, Irvine, CA 92614 Designated Filer: Marvin J. Winkler
Issuer & Ticker Symbol: SSP Solutions, Inc. (SSPX)
Statement for Month/Day/Year: April 8, 2004
Signature: By: /s/ Marvin J. Winkler, President of JAW Lending, Inc.,
               as its general partner


Name: JAW Lending, Inc.
Address: c/o SSP Solutions, Inc., 17861 Cartwright Road, Irvine, CA 92614 Designated Filer: Marvin J. Winkler
Issuer & Ticker Symbol: SSP Solutions, Inc. (SSPX)
Statement for Month/Day/Year: April 8, 2004
Signature: By: /s/ Marvin J. Winkler, President